                                                                       EXHIBIT 5


                         LEGAL OPINION OF SEYFARTH SHAW



                                 (312) 346-8000


                                January 26, 2001


The Board of Directors
CNA Surety Corporation
CNA Plaza
Chicago, Illinois  60685

         RE: REGISTRATION STATEMENT ON FORM S-8; 2,200,000 SHARES OF COMMON STOCK TO BE ISSUED PURSUANT TO THE CNA SURETY CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN

Gentlemen:

         We have acted as counsel for CNA Surety Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 2,200,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be issued pursuant to the CNA Surety Corporation 2000 Employee Stock Purchase Plan (the "Plan").

         We have examined the Certificate of Incorporation of the Company, as amended, the bylaws of the Company, as amended, certain resolutions of the Company's Board of Directors, a copy of the Plan and such other corporate records, certificates, documents and matters of law as we have deemed necessary to render this opinion. In such examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that (i) the issuance of the Common Stock has been duly authorized by the Company, and (ii) that when issued in accordance with the terms of the Plan, the shares of Common Stock will be validly issued, fully paid and non-assessable.

         We are members of the bar of the State of Illinois and we express no opinions as to laws other than applicable federal law and the laws of the State of Illinois and the corporate law of the State of Delaware.

         We hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                /s/ SEYFARTH SHAW